575 Madison Avenue New York, NY 10022-2585 212.940.8800 tel 212.940.8776 fax www.kattenlaw.com

September 8, 2014

Retrophin, Inc.
777 Third Avenue, 22nd Floor
New York, New York 10017

Re:	Retrophin, Inc. Registration Statement on Form S-3

 Ladies and Gentlemen:

We have acted as special counsel to Retrophin, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), with respect to the registration and public offering from time to time pursuant to Rule 415 under the Act:

(a)	by the Company, of up to an aggregate of $500,000,000 of an indeterminate number of securities (the “Company Securities”), consisting of the following:

(i)	common stock, par value $0.0001 per share, of the Company (“Common Stock”);

(ii)	preferred stock, par value $0.0001 per share, of the Company, of one or more classes or series (“Preferred Stock”);

(iii)
senior debt securities of the Company (“Senior Debt Securities”) to be issued pursuant to a Senior Debt Indenture, the form of which have been filed as exhibits to the Registration Statement and to be entered into by and between the Company and a trustee (the “Senior Indenture”);

(iv)
subordinated debt securities of the Company (“Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”) to be issued pursuant to a Subordinated Debt Indenture, the form of which have been filed as exhibits to the Registration Statement and to be entered into by and between the Company and a trustee (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”);

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A limited liability partnership including professional corporations

Retrophin, Inc. September 8, 2014 Page 2

(v)	depositary shares representing a fraction of a share of a particular class or series of Preferred Stock (“Depositary Shares”);

(vi)	warrants to purchase Common Stock, Preferred Stock or Depositary Shares (“Warrants”);

(vii)	subscription rights to purchase shares of Common Stock or Preferred Stock (“Subscription Rights”);

(viii)	stock purchase contracts obligating the holders thereof to purchase shares of Common Stock or other securities of the Company at a future date or dates (“Stock Purchase Contracts”); and

(ix)	units comprised of one or more of the securities described above in any combination (“Units”); and

(b)	by certain selling securityholders (the “Selling Securityholders”), consisting of the following:

(i)	337,500 warrants issued in connection with the Company’s entry on June 30, 2014 into a $45 million credit agreement to the lenders thereunder (the “Existing Warrants”); and

(ii)
337,500 shares of Common Stock, subject to customary weighted-average anti-dilution protection, issuable upon exercise of the Existing Warrants (the “Warrant Shares” and together with the Existing Warrants, the “Selling Securityholder Securities”, and together with the Company Securities, the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, (a) upon affidavits, certificates and written statements of the directors, officers and employees of, and the accountants for, the Company and (b) on the accuracy of the representations and written statements of the Selling Securityholders. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement, (ii) the forms of Indentures filed as exhibits to the Registration Statement, (iii) the Company’s Certificate of Incorporation, as currently in effect, (iv) the Company’s Bylaws, as currently in effect, and (v) records of proceedings and actions of the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) relating to the Registration Statement, the Securities and related matters.

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In connection with this opinion, we have assumed the legal capacity of all natural persons at all applicable times, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. With respect to documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the valid existence of such parties, the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and the validity and binding effect thereof on such parties.

In addition, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and such effectiveness shall not have been terminated or rescinded, (ii) a prospectus supplement and any required pricing supplement will have been timely filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in the manner stated in the Registration Statement, the applicable prospectus supplement and any applicable pricing supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company or the Selling Securityholders, as applicable, and the other parties thereto, (v) any Securities issuable upon conversion, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of unissued Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of issuance thereof, (vii) in the case of a Preferred Share Designation (as defined below), a Deposit Agreement (as defined below), a Warrant Agreement (as defined below), a Subscription Agreement (as defined below), a Stock Purchase Contract Purchase Agreement (as defined below), a Unit Agreement (as defined below) or other agreement pursuant to which any Company Securities are to be issued, there shall be no terms or provisions contained therein that would affect the opinions rendered herein, (viii) any Deposit Agreement, Warrant Agreement and related Warrants, Subscription Agreement and related Subscription Rights, Stock Purchase Contract Purchase Agreement and related Stock Purchase Contracts or Unit Agreement and each definitive purchase, underwriting or similar agreement with respect to any Securities offered shall be governed by New York law, (ix) the Company’s entry into the Senior Indenture in the form of Exhibit 4.10 to the Registration Statement shall be duly authorized and approved, and the Senior Indenture shall be entered into by the Company and the trustee thereunder in the form of Exhibit 4.10 to the Registration Statement, (x) the Company’s entry into the Subordinated Indenture in the form of Exhibit 4.11 to the Registration Statement shall be duly authorized and approved, and the Subordinated Indenture shall be entered into by the Company and the trustee thereunder in the form of Exhibit 4.11 to the Registration Statement, and (xi) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

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Our opinions set forth below are subject to (i) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the enforceability of the Securities, to the extent applicable, is considered in a proceeding at law or in equity), (iii) the possible unenforceability of indemnity and contribution provisions, (iv) the effect and possible unenforceability of choice of law provisions, (v) the possible unenforceability of provisions purporting to waive rights or defenses where such waiver is against public policy, (vi) the possible unenforceability of provisions purporting to exonerate any party for negligence or malfeasance, or to negate any remedy of any party for fraud, (vii) the possible unenforceability of forum selection clauses, (viii) the possible unenforceability of provisions permitting modification of an agreement only in writing, and (ix) the possible unenforceability of provisions purporting to allow action without regard to mitigation of damages.

On the basis of the foregoing and the other matters set forth herein, we hereby are of the opinion that:

(1)           Debt Securities.  With respect to any series of Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (a) the applicable trustee thereunder is qualified to act as the trustee thereunder under the Senior Indenture or Subordinated Indenture, as applicable, (b) such trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to such trustee, (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement has been approved by the Board, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company.

(2)           Common Stock.  With respect to shares of Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such shares of Common Stock, the terms of the offering thereof and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or the shares of Common Stock have been duly registered and issued electronically, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion, exercise or exchange of Warrants, Subscription Rights, Stock Purchase Contracts or other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise or exchange as approved by the Board, for the consideration approved by the Board, then such shares of Common Stock will be validly issued, fully paid and nonassessable.

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(3)           Preferred Stock.  With respect to any particular series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations for the issuance of a series of Preferred Stock (referred to herein as a “Preferred Share Designation”) and the filing of the Preferred Share Designation with the Secretary of State of the State of Delaware, (b) the Preferred Share Designation has been duly authorized and validly executed by the Company, (c) the Preferred Share Designation has been filed with the Secretary of State of the State of Delaware and become effective in accordance with the General Corporation Law of the State of Delaware, and (d) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or the shares of Preferred Stock have been duly registered and issued electronically, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (ii) upon conversion, exercise or exchange of Depositary Shares, Warrants, Subscription Rights, Stock Purchase Contracts or other Company Securities in accordance with the terms of such Company Securities or the instrument governing such Company Securities providing for such conversion, exercise or exchange as approved by the Board, for the consideration approved by the Board, then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

(4)           Depositary Shares.  With respect to any Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Depositary Shares, the terms, execution and delivery of the deposit agreement relating to the Depositary Shares (“Deposit Agreement”), the terms of the offering thereof and related matters, (b) the Deposit Agreement has been duly authorized and validly executed and delivered, (c) the shares of Preferred Stock underlying the Depositary Shares have been duly authorized for issuance and deposited with the depositary in accordance with the applicable Deposit Agreement, and (d) depositary receipts for such Depositary Shares have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the conversion, exercise or exchange of Warrants, Stock Purchase Contracts or other Company Securities in accordance with the terms of such Company Securities or the instrument governing such Company Securities providing for such conversion, exercise or exchange as approved by the Board, for the consideration approved by the Board, the depositary receipts evidencing such Depositary Shares will constitute valid evidence of interests in the related shares of Preferred Stock and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

Retrophin, Inc. September 8, 2014 Page 6

(5)           Warrants.  With respect to any Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered, and (c) such Warrants have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the conversion, exercise or exchange of other Company Securities in accordance with the terms of such Company Securities or the instrument governing such Company Securities providing for such conversion, exercise or exchange as approved by the Board, for the consideration approved by the Board, such Warrants will constitute valid and binding obligations of the Company.

(6)           Subscription Rights.  With respect to any Subscription Rights, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Subscription Rights, the terms, execution and delivery of the subscription agreement relating to the Subscription Rights (“Subscription Agreement”), the terms of the offering thereof and related matters, (b) the Subscription Agreement has been duly authorized and validly executed and delivered, and (c) such Subscription Rights have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Subscription Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the conversion, exercise or exchange of other Company Securities in accordance with the terms of such Company Securities or the instrument governing such Company Securities providing for such conversion, exercise or exchange as approved by the Board, for the consideration approved by the Board, such Subscription Rights will constitute valid and binding obligations of the Company.

(7)           Stock Purchase Contracts.  With respect to any Stock Purchase Contracts, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Stock Purchase Contracts, the terms, execution and delivery of the purchase agreement relating to the Stock Purchase Contracts (the “Stock Purchase Contract Purchase Agreement”), the terms of the offering thereof and related matters, (b) the Stock Purchase Contract Purchase Agreement has been duly authorized and validly executed and delivered, (c) such Stock Purchase Contracts have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the conversion, exercise or exchange of other Company Securities in accordance with the terms of such Company Securities or the instrument governing such Company Securities providing for such conversion, exercise or exchange as approved by the Board, for the consideration approved by the Board, and (d) the Company Securities as to which such Stock Purchase Contract relates have been duly and validly authorized and reserved for issuance, such Stock Purchase Contracts will constitute valid and binding obligations of the Company.

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(8)           Units.  With respect to any Units, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (“Unit Agreement”), the terms of the offering thereof and related matters, (b) the Unit Agreement has been duly authorized and validly executed and delivered, (c) such Units have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the conversion, exercise or exchange of other Company Securities in accordance with the terms of such Company Securities or the instrument governing such Company Securities providing for such conversion, exercise or exchange as approved by the Board, for the consideration approved by the Board, and (d) the Company Securities to be issued as part of such Units have been duly and validly authorized and reserved for issuance, such Units will constitute valid and binding obligations of the Company.

(9)           Existing Warrants.  The Existing Warrants have been duly authorized, executed and delivered by the Company, are validly issued and constitute the legal and binding obligation of the Company.

Our opinions expressed above are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, and we do not express any opinion herein concerning any other law.  In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level).  This opinion is given as of the date hereof and as of the effective date of the Registration Statement and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Act or included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Katten Muchin Rosenman LLP
KATTEN MUCHIN ROSENMAN LLP